Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES NET INCOME

OF $3.7 MILLION FOR THE SECOND QUARTER OF 2019

Highlights

•	Net income of $3.7 million for the second quarter of 2019; $7.5 million for the six months ended June 30, 2019
•	Diluted earnings per share of $0.53 for the second quarter of 2019; $1.07 for the six months ended June 30, 2019
•	Book value per share of $23.03 as of June 30, 2019, an increase of $0.67, or 3.0%, since March 31, 2019, and an increase of $1.53, or 7.1%, since December 31, 2018
•

Client deposits (demand deposits, money market accounts, and certificates of deposit) increased $39.6 million, or 5.2%, since March 31, 2019, and increased $96.3 million, or 13.7%, since June 30, 2018.

•	Brokered and national deposits decreased $62.9 million during the first half of 2019, a reduction of 13.4% since December 31, 2018

Manitowoc, Wisconsin, July 18, 2019 – County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), an agricultural and commercial community bank headquartered in Manitowoc, Wisconsin, reported net income of $3.7 million, or $0.53 diluted earnings per share, for the second quarter of 2019, compared to net income of $3.8 million, or $0.54 diluted earnings per share, for the first quarter of 2019 and $3.9 million, or $0.55 diluted earnings per share, for the second quarter of 2018.  This represents an annualized return on average assets of 1.00% for the three and six months ended June 30, 2019, compared to 1.04% and 1.10% for the three and six months ended June 30, 2018, respectively.

“We are very pleased with our most recent quarter and first half earnings, even though we still face some credit challenges in our agricultural portfolio due to the recent prolonged low milk price cycle,” stated Tim Schneider, President of the Company and CEO of the Bank.  “We are starting to see an improved milk price environment: the 12-month forward looking average for class III milk increased from $16.00 to $17.04 per hundredweight on the Chicago Mercantile Exchange from March 31 to June 30, 2019. These improvements are encouraging, but it is going to take some time to see an impact on our overall classified assets.”

Schneider continued, “As previously announced, we are committed to reducing our wholesale funding, and we were able to make significant progress toward that in the first half of 2019, primarily through selling loan participations. We are also very pleased with our client deposit growth year-over-year and during this quarter.”

Loans and Total Assets

Total assets at June 30, 2019 were $1.5 billion, a decrease of $6.7 million, or 0.5%, and a decrease of $34.2 million, or 2.3%, over total assets as of March 31, 2019 and June 30, 2018, respectively.  Total loans were $1.1 billion at June 30, 2019, which represents a $35.1 million, or 3.0%, decrease over total loans at March 31, 2019, and a decrease of $33.7 million, or 2.9%, over total loans at June 30, 2018.

We continued to focus on participating loans off balance sheet during the second quarter of 2019.  During the second quarter of 2019, participated loans that the Company continued to service increased to $695.6 million at June 30, 2019 which was an increase of $20.4 million, or 3.0%, and $67.2 million, or 10.7%, over participated loans that the Company serviced at March 31, 2019 and June 30, 2018, respectively.

Deposits

Total deposits at June 30, 2019 were $1.2 billion, an increase of $28.9 million, or 2.5%, and a decrease of $5.3 million, or 0.4%, over total deposits as of March 31, 2019 and June 30, 2018, respectively.  Client deposits (demand deposits, money market accounts, and certificates of deposit) increased $39.6 million, or 5.2%, since March 31, 2019, and increased $96.3 million, or 13.7%, since June 30, 2018.

Due to the increases in loan participations and client deposit growth, the Company decreased its reliance on brokered deposits and national certificates of deposit to $406.0 million at June 30, 2019.  This represents a decrease of $10.7 million, or 2.6%, from March 31, 2019, and a decrease of $101.5 million, or 20.0%, from June 30, 2018.

During the second quarter of 2019, the Company also paid off a portion of its FHLB borrowings.  At June 30, 2019, borrowings from the FHLB totaled $59.4 million, which was a decrease of $41.0 million, or 40.8%, from March 31, 2019, and a decrease of $48.8 million, or 45.1%, from June 30, 2018.

Net Interest Income and Margin

Net interest income was $10.4 million for the three months ended June 30, 2019, which was a $0.1 million, or 1.2%, decrease from the three months ended March 31, 2019, and a $0.1 million, or 0.9%, increase from the three months ended June 30, 2018.  The primary reason for the second quarter decline in net interest income compared to the preceding quarter was the increase in loan participations that resulted in lower average loan balances during the period.

For the six months ended June 30, 2019, net interest income improved 1.9% to $21.0 million from $20.6 million for the six month ended June 30, 2018.

Net interest margin was 2.92% for the three months ended June 30, 2019, which was a decrease from 2.94% for the three months ended March 31, 2019, and an increase from 2.87% for the three months ended June 30, 2018.  A slight decline in net interest margin was realized over the linked quarter because while loan yields improved 12 basis points, the average loan balance declined by 2.6% and interest rates on deposits increased 10 basis points on a steady average balance.  Year-over-year second quarter net interest margin increased by five basis points primarily due to a 42 basis point improvement in loan yields, which was partially offset by a 42 basis point increase in cost of funds.

For the six months ended June 30, 2019, net interest margin improved slightly to 2.93% from 2.91% for the six months ended June 30, 2018, primarily as a result of a 45 basis point improvement in loan yields that was partially offset by a 46 basis point increase in cost of funds.

Non-Interest Income and Expense

Non-interest income for the three months ended June 30, 2019 increased by $0.1 million, or 5.0%, to $2.9 million compared to the three months ended March 31, 2019.  During the second quarter, the Company continued to reduce the valuation allowance on its loan servicing rights portfolio, which resulted in an increase of $0.1 million of loan servicing rights for the quarter.  The reduction of the valuation allowance is expected to continue throughout the remaining quarters of 2019.

Non-interest income for the three months ended June 30, 2019 increased $0.6 million, or 24.7%, compared to $2.3 million for the three months ended June 30, 2018.  The year-over-year increase was primarily due to the reduction of the valuation allowance discussed above, increases in loan servicing fees and rights which were the result of higher volumes of loans being serviced, and a $0.3 million gain on the sale of securities during the second quarter of 2019.

For the six months ended June 30, 2019, non-interest income improved to $5.6 million, an increase of $1.3 million, or 29.4%, over the six months ended June 30, 2018.  The increase was primarily the result of the reduction in the valuation allowance on the loan servicing rights portfolio and security sales discussed above, as well as the reduction of the allowance for unused commitments of $0.5 million, included in other non-interest income, in the first quarter of 2019.  The Company evaluated the need for this allowance during the first quarter of 2019 and concluded there was no sufficient evidence that represented credit loss inherent in these commitments to substantiate the necessity of this reserve and concluded to eliminate it.  The Company will continue to evaluate credit risk on these off-balance sheet commitments going forward.

Non-interest expense for the three months ended June 30, 2019 increased by $0.1 million, or 1.9%, to $7.4 million compared to the three months ended March 31, 2019, and increased $0.5 million, or 7.3%, compared to the three months ended June 30, 2018.  Employee compensation and benefits decreased $0.3 million, or 6.3%, in the linked quarter due to lower payroll taxes resulting from social security tax limits being met during the first quarter, but was offset by a $0.3 million writedown of an agricultural OREO property.  The year-over-year increase was primarily due to a $0.3 million write-down on an OREO property during the second quarter of 2019 and small increases in information processing, professional fees, and business development.

Asset Quality

Non-performing assets as a percent of total assets decreased to 1.94% at June 30, 2019, from 2.07% at March 31, 2019, and 2.30% at June 30, 2018.  At June 30, 2019, non-performing assets were $28.8 million, a decrease of $2.1 million, or 6.8%, and $6.1 million, or 17.5%, at March 31, 2019 and June 30, 2018, respectively.  During the second quarter of 2019, $4.1 million of non-performing loans was transferred to OREO; however, two OREO properties were sold during the quarter resulting in a net increase of $3.7 million in OREO during the quarter ended June 30, 2019.

Substandard loans were $117.8 million at June 30, 2019, compared to $107.5 million at March 31, 2019 and $93.8 million at June 30, 2018.  Adverse classified asset ratio (a non-GAAP measure) increased to 53.21% at June 30, 2019 from 48.59% and 47.34% at March 31, 2019 and June 30, 2018, respectively.  The increase in substandard loans and the adverse classified ratio was the result of the prolonged strain of Wisconsin’s agricultural economy; however, we are actively managing these credits, and we are optimistic about the industry’s outlook as there was a 6.5% increase in the 12-month future price of class III milk from March 31, 2019 to June 30, 2019.

A provision for loan losses of $0.9 million was recorded for the three months ended June 30, 2019 compared to a provision of $0.8 million and $0.5 million for the three months ended March 31, 2019 and June 30, 2018, respectively.  For the six months ended June 30, 2019, a provision for loan losses was $1.6 million compared to $0.6 million for the six months ended June 30, 2018.  The increase in provision in the linked quarter and year-over- year was directly related the $2.1 million in net charge-offs that took place during the second quarter of 2019 which related to a commercial real estate relationship that lost its primary tenant, as well as an increase in special mention and substandard loans during the second quarter of 2019.

The allowance for loan losses was $16.3 million at June 30, 2019 compared to $16.5 million at December 31, 2018.  The $0.2 million decrease in the allowance during the first six months of 2019 was the result of a reduction in general reserves due to the decreases in total loans.

Conference Call

The Company will host an earnings call today, July 18, 2019, at 1:30 p.m., CDT, conducted by Timothy J. Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at http://investors.icbk.com.  From the top menu, select “News”, then “Event Calendar.”  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until July 18, 2020, by visiting the Company’s website at http://investors.icbk.com.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$116,251	$62,426	$61,087	$49,996	$81,044
Securities available for sale, at fair value	158,561	192,210	195,945	190,185	187,505
Loans held for sale	7,448	2,750	2,949	13,770	11,468
Agricultural loans	713,602	722,107	724,508	714,310	702,426
Commercial loans	383,542	403,490	415,672	417,146	407,609
Multi-family real estate loans	46,683	52,974	62,321	66,403	65,713
Residential real estate loans	3,753	4,172	4,522	4,965	5,437
Installment and consumer other	252	220	272	113	339
Total loans	1,147,832	1,182,963	1,207,295	1,202,937	1,181,524
Allowance for loan losses	(16,258)	(17,493)	(16,505)	(16,143)	(15,129)
Net loans	1,131,574	1,165,470	1,190,790	1,186,794	1,166,395
Other assets	70,812	68,532	70,057	74,223	72,465
Total Assets	$1,484,646	$1,491,388	$1,520,828	$1,514,968	$1,518,877

Liabilities and Shareholders' Equity
Demand deposits	$111,022	$101,434	$121,436	$103,862	$95,459
NOW accounts and interest checking	54,253	49,902	51,779	46,811	51,674
Savings	6,621	6,210	5,770	6,616	6,833
Money market accounts	239,337	225,975	218,929	208,233	204,332
Time deposits	387,899	376,034	356,484	352,531	344,619
Brokered deposits	256,475	269,917	308,504	317,291	323,561
National time deposits	149,570	146,805	160,445	173,440	183,953
Total deposits	1,205,177	1,176,277	1,223,347	1,208,784	1,210,431
FHLB advances	59,400	100,400	89,400	102,400	108,200
Subordinated debentures	44,781	44,742	44,703	44,663	44,725
Other liabilities	12,564	11,952	11,293	11,134	9,439
Total Liabilities	1,321,922	1,333,371	1,368,743	1,366,981	1,372,795

Shareholders' equity	162,724	158,017	152,085	147,987	146,082
Total Liabilities and Shareholders' Equity	$1,484,646	$1,491,388	$1,520,828	$1,514,968	$1,518,877

Stock Price Information:
High - Quarter-to-date	$18.92	$19.69	$26.00	$28.20	$29.26
Low - Quarter-to-date	$16.24	$16.74	$17.37	$24.29	$25.72
Market price - Quarter-end	$17.09	$17.60	$17.37	$25.10	$27.50
Book value per share	$23.03	$22.36	$21.50	$20.91	$20.63
Tangible book value per share (1)	$22.23	$21.54	$20.65	$20.07	$19.77
Common shares outstanding	6,717,908	6,709,254	6,709,480	6,694,230	6,693,447
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$836,988	$896,328	$908,172	$901,643	$896,509
Watch	167,824	174,642	171,670	171,890	186,399
Special Mention	25,255	4,501	6,566	11,036	4,783
Substandard Performing	56,336	46,075	65,501	61,851	46,751
Substandard Impaired	61,429	61,417	55,386	56,517	47,082
Total loans	1,147,832	1,182,963	1,207,295	1,202,937	1,181,524
Loans sold with servicing retained	695,629	675,268	661,257	644,879	628,435
Total loans and loans sold with servicing retained	$1,843,461	$1,858,231	$1,868,552	$1,847,816	$1,809,959

Non-Performing Assets:
Nonaccrual loans	$20,096	$25,880	$22,983	$27,881	$26,305
Other real estate owned (2)	8,693	5,019	6,568	7,851	8,607
Total non-performing assets	$28,789	$30,899	$29,551	$35,732	$34,912

Performing TDRs not on nonaccrual	$28,892	$21,111	$18,258	$11,863	$11,173

Non-performing assets as a % of total loans	2.51%	2.61%	2.45%	2.97%	2.95%
Non-performing assets as a % of total assets	1.94%	2.07%	1.94%	2.36%	2.30%
Adverse classified asset ratio (1)	53.21%	48.59%	57.12%	51.89%	47.34%
Allowance for loan losses as a % of nonaccrual loans	80.90%	67.59%	71.81%	57.90%	57.51%
Allowance for loan losses as a % of total loans	1.42%	1.48%	1.37%	1.34%	1.28%
Net charge-offs (recoveries) quarter-to-date	$2,111	$(236)	$1,210	$(21)	$16
Provision for loan loss quarter-to-date	$876	$752	$1,572	$993	$533

(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.
(2)

The quarters ending June 30, 2018 and September 30, 2018, do not include $0.4 million of bank property transferred from premises and equipment, which is not considered a non-performing asset.  For the quarter ended December 31, 2018, and all subsequent quarters, that bank property was considered classified due to the length of the holding period.

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$15,484	$15,501	$15,536	$15,113	$14,366
Taxable securities	1,177	1,186	1,168	945	982
Tax-exempt securities	82	175	183	344	14
Federal funds sold and other	465	264	223	249	401
Total interest and dividend income	17,208	17,126	17,110	16,651	15,763

Interest Expense
Deposits	5,678	5,424	5,273	4,980	4,600
FHLB advances and other borrowed funds	415	464	427	411	487
Subordinated debentures	683	678	667	656	338
Total interest expense	6,776	6,566	6,367	6,047	5,425
Net interest income	10,432	10,560	10,743	10,604	10,338
Provision for loan losses	876	752	1,572	993	533
Net interest income after provision for loan losses	9,556	9,808	9,171	9,611	9,805

Non-Interest Income
Services charges	407	353	470	394	445
Gain (loss) on sale of loans, net	26	(1)	54	41	45
Loan servicing fees	1,563	1,519	1,553	1,521	1,486
Loan servicing right origination	346	228	7	(46)	127
Income on OREO	40	26	83	96	45
Gain on sale of securities	341	-	-	-	-
Other	164	625	153	151	168
Total non-interest income	2,887	2,750	2,320	2,157	2,316

Non-Interest Expense
Employee compensation and benefits	4,199	4,482	4,059	4,394	4,114
Occupancy	283	389	245	332	278
Information processing	591	563	641	529	529
Professional fees	417	399	497	351	359
Business development	347	325	259	258	260
OREO expenses	121	51	106	46	152
Writedown of OREO	250	-	688	81	104
Net loss (gain) on sale of OREO	9	(136)	(54)	(28)	(149)
Depreciation and amortization	328	337	408	302	324
Other	901	895	689	758	966
Total non-interest expense	7,446	7,305	7,538	7,023	6,937
Income before income taxes	4,997	5,253	3,953	4,745	5,184
Income tax expense	1,293	1,491	1,123	1,228	1,334
NET INCOME	$3,704	$3,762	$2,830	$3,517	$3,850

Basic	$0.53	$0.54	$0.41	$0.51	$0.56
Diluted	$0.53	$0.54	$0.40	$0.50	$0.55
Dividends declared	$0.05	$0.05	$0.07	$0.07	$0.07

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands, except share data)
Other Data:
Return on average assets	1.00%	1.00%	0.75%	0.94%	1.04%
Return on average shareholders' equity	9.24%	9.78%	7.58%	9.51%	10.63%
Return on average common shareholders' equity (1)	9.41%	9.99%	7.70%	9.75%	10.96%
Efficiency ratio (1)	55.38%	55.91%	52.85%	54.62%	55.18%
Tangible common equity to tangible assets (1)	10.10%	9.73%	9.14%	8.90%	8.75%

Common Share Data:
Net income from continuing operations	$3,704	$3,762	$2,830	$3,517	$3,850
Less: Preferred stock dividends	118	117	111	106	99
Income available to common shareholders	$3,586	$3,645	$2,719	$3,411	$3,751

Weighted average number of common shares issued	7,159,072	7,153,174	7,127,544	7,108,202	7,101,978
Less: Weighted average treasury shares	443,920	443,729	443,694	443,140	442,102
Less: Weighted average non- vested restricted units awards	30,483	16,260	28,701	29,537	30,692
Weighted average number of common shares outstanding	6,745,635	6,725,705	6,712,551	6,694,599	6,690,568
Effect of dilutive options	20,731	21,323	45,116	63,346	79,368
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,766,366	6,747,028	6,757,667	6,757,945	6,769,936

(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	9.24%	9.78%	7.58%	9.51%	10.63%
Effect of excluding average preferred shareholders' equity	0.17%	0.21%	0.12%	0.24%	0.33%
Return on average common shareholders' equity	9.41%	9.99%	7.70%	9.75%	10.96%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$7,446	$7,305	$7,538	$7,023	$6,937
Less: net gain (loss) on sales and write-downs of OREO	(259)	136	(634)	(53)	45
Adjusted non-interest expense (non-GAAP)	$7,187	$7,441	$6,904	$6,970	$6,982

Net interest income	$10,432	$10,560	$10,743	$10,604	$10,338
Non-interest income	2,887	2,750	2,320	2,157	2,316
Less: net gain on sales of securities	(341)	-	-	-	-
Operating revenue	$12,978	$13,310	$13,063	$12,761	$12,654
Efficiency ratio	55.38%	55.91%	52.85%	54.62%	55.18%

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$154,724	$150,017	$144,085	$139,987	$138,082
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	354	430	513	603	701
Tangible common equity (non-GAAP)	$149,332	$144,549	$138,534	$134,346	$132,343
Common shares outstanding	6,717,908	6,709,254	6,709,480	6,694,230	6,693,447
Tangible book value per share	$22.23	$21.54	$20.65	$20.07	$19.77

Total assets	$1,484,646	$1,491,388	$1,520,828	$1,514,968	$1,518,877
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	354	430	513	603	701
Tangible assets (non-GAAP)	$1,479,254	$1,485,920	$1,515,277	$1,509,327	$1,513,138
Tangible common equity to tangible assets	10.10%	9.73%	9.14%	8.90%	8.75%

Adverse classified asset ratio:
Substandard loans	$117,765	$107,492	$120,887	$118,368	$93,833
Less: Impaired performing restructured loans	(8,276)	(6,382)	(5,078)	(13,657)	(2,081)
Net substandard loans	$109,489	$101,110	$115,809	$104,711	$91,752
Other real estate owned	8,693	5,019	6,568	7,851	8,607
Substandard unused commitments	1,458	976	1,625	1,191	959
Less: Substandard government guarantees	(7,821)	(5,864)	(7,111)	(9,374)	(8,356)
Total adverse classified assets (non-GAAP)	$111,819	$101,241	$116,891	$104,379	$92,962

Total equity (Bank)	$196,036	$191,287	$185,458	$180,359	$177,911
Accumulated other comprehensive loss (gain) on available for sale securities	(2,166)	(436)	2,221	4,152	2,795
Allowance for loan losses	16,258	17,493	16,505	16,143	15,129
Allowance for unused commitments	-	-	475	510	522
Adjusted total equity (non-GAAP)	$210,128	$208,344	$204,659	$201,164	$196,357
Adverse classified asset ratio	53.21%	48.59%	57.12%	51.89%	47.34%

	For the Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$176,237	$1,259	2.86%	$192,963	$1,361	2.82%	$158,260	$996	2.52%
Loans (2)	1,177,071	15,484	5.26%	1,207,240	15,501	5.14%	1,187,719	14,367	4.84%
Interest bearing deposits due from other banks	73,769	465	2.52%	36,227	264	2.92%	100,646	400	1.59%
Total interest-earning assets	$1,427,077	$17,208	4.82%	$1,436,430	$17,126	4.77%	$1,446,625	$15,763	4.36%

Allowance for loan losses	(17,782)			(17,005)			(14,918)
Other assets	76,806			78,654			57,878
Total assets	$1,486,101			$1,498,079			$1,489,585

Liabilities
Savings, NOW, money market, interest checking	$315,940	$1,316	1.67%	$295,418	$1,184	1.60%	$279,958	$789	1.13%
Time deposits	770,554	4,363	2.26%	797,476	4,240	2.13%	819,037	3,811	1.86%
Total interest-bearing deposits	$1,086,494	$5,679	2.09%	$1,092,894	$5,424	1.99%	$1,098,995	$4,600	1.67%
Other borrowings	1,204	13	4.47%	844	11	5.27%	1,167	14	4.79%
FHLB advances	78,653	401	2.04%	92,900	453	1.95%	117,327	473	1.61%
Junior subordinated debentures	44,762	683	6.11%	44,606	678	6.08%	25,547	338	5.29%
Total interest-bearing liabilities	$1,211,113	$6,776	2.24%	$1,231,244	$6,566	2.13%	$1,243,036	$5,425	1.75%

Non-interest-bearing deposits	102,432			101,532			93,876
Other liabilities	12,154			11,362			7,829
Total liabilities	$1,325,699			$1,344,138			$1,344,741

Shareholders' equity	160,402			153,941			144,844
Total liabilities and equity	$1,486,101			$1,498,079			$1,489,585

Net interest income		$10,432			$10,560			$10,338
Interest rate spread (3)			2.59%			2.64%			2.61%
Net interest margin (4)			2.92%			2.94%			2.87%
Ratio of interest-earning assets to interest-bearing liabilities	1.18			1.17			1.16

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$186,076	$2,620	2.82%	$147,553	$1,785	2.42%
Loans (2)	1,192,073	30,985	5.20%	1,180,294	28,057	4.75%
Interest bearing deposits due from other banks	55,102	729	2.65%	87,012	614	1.41%
Total interest-earning assets	$1,433,251	$34,334	4.79%	$1,414,859	$30,456	4.31%

Allowance for loan losses	(17,396)			(14,323)
Other assets	76,613			52,395
Total assets	$1,492,468			$1,452,931

Liabilities
Savings, NOW, money market, interest checking	$307,903	2,500	1.62%	$278,889	1,448	1.04%
Time deposits	781,672	8,602	2.20%	783,202	6,948	1.77%
Total interest-bearing deposits	$1,089,575	$11,102	2.04%	$1,062,091	$8,396	1.58%
Other borrowings	1,025	25	4.80%	1,226	30	4.94%
FHLB advances	85,737	854	1.99%	119,187	941	1.58%
Junior subordinated debentures	44,742	1,361	6.09%	20,566	481	4.68%
Total interest-bearing liabilities	$1,221,079	$13,342	2.19%	$1,203,070	$9,848	1.64%

Non-interest-bearing deposits	102,050			98,728
Other liabilities	11,797			7,698
Total liabilities	$1,334,926			$1,309,496

Shareholders' equity	157,542			143,435
Total liabilities and equity	$1,492,468			$1,452,931

Net interest income		$20,992			$20,608
Interest rate spread (3)			2.61%			2.67%
Net interest margin (4)			2.93%			2.91%
Ratio of interest-earning assets to interest- bearing liabilities	1.17			1.18

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.